Exhibit 99.2

Press Release

Press Release	BOSTON PRIVATE FINANCIAL HOLDINGS, INC. (NASDAQ - BPFH)

Company Release - 04/19/2005 07:30

Boston Private and Gibraltar Financial Announce Definitive Agreement

BOSTON, April 19 /PRNewswire-FirstCall/ — Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) and Gibraltar Financial Corporation (“Gibraltar”) today announced the signing of a definitive agreement in which Boston Private will acquire Gibraltar, the parent company of Gibraltar Bank, FSB. This agreement marks Boston Private’s entry into the Florida market. Gibraltar Bank has approximately $970 million in total assets, and conducts a private banking and wealth management business through five locations in Southeast Florida.

Boston Private Chairman and CEO Timothy L. Vaill said, “We regard Gibraltar as one of the premier private banks in America with a very strong foothold in one of the nation’s fastest growing regions. Boston Private’s strategy is to have a major presence in the most attractive geographic areas, and Gibraltar will join our similar platforms in New England, California, the Pacific Northwest and New York to bring a full range of wealth management services to successful people, their families, and their businesses. Gibraltar’s proven ability to develop a diversified business mix, and produce dynamic growth with very attractive profits over a sustained time period were compelling reasons why Boston Private approached this blue chip firm.”

Steve Hayworth, Gibraltar’s founder, will continue as President and Chief Executive of Gibraltar Bank, and will also become the Chairman of Gibraltar Bank’s Board. As a condition to the transaction, Mr. Hayworth has entered into an employment agreement with Boston Private, the term of which will commence when the merger is completed. Boston Private expects Gibraltar, led by Steve Hayworth and his experienced and talented management team, to be the centerpiece of its wealth management strategy in the Southeastern United States. Since its inception, Gibraltar has experienced strong and continuous growth. Over the last five years, Gibraltar has achieved compounded annual growth rates of 26% for total assets, 29% for total deposits, and 54% for net income. Gibraltar has also achieved strong profitability during this growth phase with a return on average equity (before tax) of 30.0% and return on average assets (before tax) of 1.72% for the full year 2004.

Under the terms of the agreement, Gibraltar common shareholders will receive an aggregate of $113 million in cash and an aggregate of 4,255,336 shares of Boston Private common stock, subject to certain adjustments. Based on the five-day trading average of $23.33 for Boston Private common stock, as of April 18th, 2005, the aggregate deal value to be received by Gibraltar common shareholders, plus the aggregate value of Gibraltar stock options and stock appreciation rights to be assumed by Boston Private or paid out in connection with the merger, would be approximately $245 million. The transaction is expected to close in the fourth quarter of 2005. Completion of the merger is subject to customary conditions, including the approval of Gibraltar’s shareholders and the receipt of requisite regulatory approvals.

Mr. Vaill noted, “Gibraltar’s proven ability to grow ensures that this transaction is financially and strategically compelling. Of course the Florida market has a high cost of entry, but we believe this transaction is attractive for many reasons. With the prospects for continued growth in the Florida market, the opportunity to partner with one of the most attractive wealth management players in the region made this an easy decision for us. The transaction is expected to be accretive within 12-18 months.”

Press Release

Mr. Hayworth, President and CEO of Gibraltar said, “We were fortunate to attract a very loyal investor group which helped us get our strategy underway 10 years ago. Since that time, our Bank has benefited from the growth and dynamic business climate in our region. In addition, we have been extremely fortunate to attract some of the most professional, energetic and sophisticated private bankers and wealth managers in the Southeast. As a team, they have contributed immensely to the strong growth and development of the Gibraltar franchise. Over the past several years, I have had the opportunity to get to know Tim Vaill and his colleagues at Boston Private. We share the same passionate commitment to exceptional client service. When it came time to broaden our strategic reach and participate on a national scale, while at the same time continuing our independent operations, my colleagues and I knew that Boston Private would be the right partner for us. We are very enthusiastic about working together with them, both here in Florida as well as in other strategic markets in the Southeast.”

Florida is the third fastest growing state after California and Texas in terms of population, both on a percentage and aggregate basis, and the Miami- Dade and Broward Counties, in which Gibraltar currently has operations, are Florida’s most populous counties. An attractive business climate has led to robust economic development over the past decade creating significant new wealth in the region. In Coral Gables — Gibraltar’s home base — this has generated, among other things, median household income which is 84% higher than the national median. The growth in demand for loans, deposit services and investment management products has kept pace with this affluent demographic expansion.

In summary, Tim Vaill said “Steve Hayworth, whom I have known for a long time, is a veteran banker who saw the opportunity unfold in Florida, devised a compelling wealth management strategy, marshaled the resources, and built a terrific franchise. I look forward to working with Steve, and his team, as Boston Private expands its reach into the Southeast.”

Boston Private was represented by Keefe, Bruyette & Woods, Inc. and Goodwin Procter LLP. Gibraltar was represented by Sandler O’Neill & Partners, L.P. and Wachtell, Lipton, Rosen & Katz .

Conference Call

Management will host a conference call to review the transaction described in this press release on April 19, 2005 at 10:30 a.m. Eastern time. Interested parties may join the call by dialing 800-362-0595 and the password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through http://www.bostonprivate.com/, http://www.prnewswire.com/, or Yahoo! Finance. A continuous telephone replay will be available beginning at 12:30 p.m. Eastern time. The replay telephone number is 888-566-0151.

Boston Private Wealth Management Group

Boston Private is a financial services company which owns independently- operated affiliates located in key geographic regions of the U.S. Boston Private’s affiliates offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. The Company’s strategy is to enter new markets primarily through selected acquisitions, and then expand its wealth management business by way of organic growth. It makes investments in mid-size firms in demographically attractive areas, forming geographic clusters that represent the firm’s core competencies. Boston Private provides continuing assistance to its affiliates with strategic matters, marketing, compliance and operations. For more information about Boston

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Private, visit the Company’s web site at http://www.bostonprivate.com/

Gibraltar Financial Corporation

Established in 1994, Gibraltar is a South Florida-based financial institution offering full private banking services and wealth management solutions, and a broad range of commercial and residential credit options to achievement-oriented clients such as professionals, corporate executives, entrepreneurs, professional athletes and entertainers, as well as other high net-worth individuals and their families. Gibraltar and Gibraltar Bank have five offices with their headquarters located in Coral Gables at 220 Alhambra Circle. For further information about Gibraltar, visit the company’s website at http://www.gibraltarbank.com/.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction to Gibraltar or Boston Private, including future financial and operating results, enhanced revenues that may be realized from the transaction, the accretive effect of the transaction on Boston Private’s financial results, and Boston Private’s performance goals for Gibraltar; (ii) statements with respect to Boston Private’s strategy, initiatives, plans, objectives, expectations, and intentions; (iii) statements regarding the expected timing of the transaction; (iv) statements regarding future operations, market position or prospects of either Boston Private or Gibraltar; (v) statements regarding potential product development; and (vi) other statements identified by words such as “will,” “continues,” “increases,” “expand,” “grow,” “opportunity,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “target,” and similar expressions. These statements are based upon the current beliefs and expectations of Boston Private’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the risk that the transaction may not be consummated on a timely basis or at all; (2) the expected benefits to Boston Private’s wealth management initiatives may not be realized or may be realized more slowly than expected; (3) the risk that the business of Gibraltar will not be integrated successfully with Boston Private’s or such integration may be more difficult, time-consuming or costly than expected; (4) expected revenue and business synergies from the transaction may not be fully realized or realized within the expected time frame; (5) the ability to obtain governmental approvals of the acquisition on the proposed terms and schedule; (6) competitive pressures among financial services companies may increase significantly and have an effect on pricing, spending, product offerings, third-party relationships, revenues and the Boston Private’s and Gibraltar’s abilities to attract and retain clients; (7) the strength of the United States economy in general and specifically the strength of the New England, California, New York, Florida and other economies in which Boston Private and Gibraltar will be operating may be different than expected resulting in, among other things, a deterioration in borrowers’ ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses, and reduced demand for wealth management services; and (8) adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on the Boston Private’s and Gibraltar’s asset management activities and fees from such activities. Additional factors that could cause Boston Private’s results to differ materially from those described in the forward-looking statements can be found in Boston Private’s other press releases and Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. All subsequent written and oral forward-looking statements

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concerning the proposed transaction or other matters and attributable to Boston Private, Gibraltar or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Neither Boston Private nor Gibraltar undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT:	Walter M. Pressey, President
Boston Private Financial Holdings, Inc.
(617) 912-1921
http://www.bostonprivate.com/

Steven D. Hayworth, President & CEO
Gibraltar Financial Corporation
(305) 476-5501
http://www.gibraltarbank.com/